UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 11, 2012 (July 10, 2012)

PEBBLEBROOK HOTEL TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34571	27-1055421
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Suite 1530, Bethesda, Maryland		20814
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(240) 507-1300

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On July 10, 2012, Pebblebrook Hotel Trust (the “Company”) held its 2012 Annual Meeting of Shareholders. The matters on which the shareholders voted, in person or by proxy were:

(i)	to elect the trustees of the Company to serve until its 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

(ii)	to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accountants for the year ending December 31, 2012;

(iii)	to approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers; and

(iv)	to approve the amended and restated 2009 Equity Incentive Plan.
All of the nominees were elected, the ratification to select the independent registered public accountants was approved, the compensation of the Company’s named executive officers was approved and the amended and restated 2009 Equity Incentive Plan was approved. The results of the voting were as follows:

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Jon E. Bortz	45,404,178	734,179	3,445,707
Cydney C. Donnell	45,363,532	774,825	3,445,707
Ron E. Jackson	45,369,382	768,975	3,445,707
Phillip M. Miller	45,362,183	776,174	3,445,707
Michael J. Schall	46,003,043	135,314	3,445,707
Earl E. Webb	45,369,500	768,857	3,445,707
Laura H. Wright	46,003,882	134,475	3,445,707

Ratification of the selection of independent registered public accountants:

Votes For	Votes Against	Abstentions
49,332,723	236,651	14,690
Approval of compensation of named executive officers:

Votes For	Votes Against	Abstentions
44,536,866	1,575,178	26,313
Approval of the amended and restated 2009 Equity Incentive Plan:

Votes For	Votes Against	Abstentions
42,124,403	3,985,449	28,505

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEBBLEBROOK HOTEL TRUST

July 11, 2012	By:	/s/ Raymond D. Martz
Name: Raymond D. Martz
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary